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                                                                    EXHIBIT 10.2

                        PENTECH FINANCIAL SERVICES,INC.


                         EQUIPMENT FINANCING COMMITMENT
                                 EFA No  200061


Subject to the terms set forth in this commitment, the following equipment financing transaction is agreed to by the undersigned Debtor and PENTECH
                                                                 -------
FINANCIAL SERVICES, INC. ("Secured Party") in connection with the terms of the
-------------------------
Equipment Financing Agreement herein referenced (the "Agreement").

Equipment Financing
 Agreement:            Dated as of        DECEMBER      , 1997
                                   ---------------------------

Equipment (all Equipment to be acceptable to Secured Party):


Commitment Amount:     $1,000,000.00 of which $500,000.00 is made available
                       --------------
                       immediately, $250,000.00 to be made available to the Company upon the successful closing of a private placement(s) in a minimum amount of $1,500,000.00 prior to January 15, 1998, and the final $250,000.00 will be available after the closing of an additional equity round of at least $1,500,000.00 by April 30, 1998.

Installment Payments:  30 payments of 3.767% of advance payable monthly in
                       --             -----
                       advance, PLUS A FINAL PAYMENT EQUAL TO 12 % OF THE
                       ADVANCE.

                       First such payment(s) are due at time of scheduling.

Commitment Expiration
 Date:                 January 31, 1998.  As more fully explained below,
                       ----------------
                       Secured Party has no obligation to make any advance with respect to Equipment not covered by a Schedule to the Agreement executed by Secured Party and Debtor on or prior to this date.

Debtor will comply with, procure, execute and/or have executed, acknowledge, have acknowledged, deliver to Secured Party, record and file any documents set forth in Exhibit A or accompanying this commitment. The form, substance and sufficiency of all documents and showings employed in documenting the contemplated financing transaction must be acceptable to Secured Party and its counsel. Debtor will do likewise as to such further documents and showings as Secured Party and its counsel may now or hereafter deem necessary or advisable to protect Secured Party's rights under the Agreement and interest in the Equipment. Debtor will pay as directed by Secured Party or reimburse Secured Party for all searches, filings, title reports, attorney's services and other charges incurred by Secured Party in connection with all such documents and showings and any similar documents and showings Secured Party may procure.

Secured Party may, at its option, terminate its obligations to Debtor hereunder with respect to any and all unscheduled Items of Equipment: (a) at or subsequent to the Commitment Expiration Date, (b) upon the advent of a material adverse change in Debtor's financial condition or Debtor's probable ability to perform its obligations under the Agreement, (c) if the Agreement or any other agreement under which Debtor has obligations to Secured Party is in default or an event which with the giving of notice or lapse of time or both would constitute such a default has occurred and is continuing or (d) with respect to which more than fifteen percent (15%) would be advanced for shipping costs, installation charges and design costs by giving Debtor written notice of such termination.

                ACCEPTED AND AGREED to as of:
                                             _____________________________



PENTECH FINANCIAL SERVICES, INC.              CHEMTRAK, INC.




By:  ________________________________         By:______________________________

(Title)______________________________         (Title)__________________________

Address: 310 WEST HAMILTON AVE                Address: 929 E ARQUEZ AVE.
         CAMPBELL, CA.  95008                          SUNNYVALE, CA  94086
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                  EXHIBIT A TO EQUIPMENT FINANCING COMMITMENT
                 Accepted by Debtor as of December ____, 1997
                                  Page 1 of 2
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These provisions hereby become part of the Equipment Financing Commitment between Pentech Financial Services, Inc., Secured Party, and CHEMTRAK, INC.,
                                                             --------------
Debtor., dated December ____, 1997.

In addition to the terms of the Agreement, Debtor further agrees to the following additional provisions:

1.   UCC SEARCH/RELEASES
     -------------------
     The Secured Party may search all public records of Debtor to locate and identify any conflicting liens against the above referenced Equipment. Releases from any intervening parties holding a security interest in said Equipment shall be required prior to funding provided herein.

 2.  TYPE OF FINANCING
     -----------------
     This is a net equipment financing transaction whereby maintenance, insurance, property taxes, and all items of a similar nature are for the account of the Debtor.

 3.  EXPENSES
     --------
     All expenses associated with the completion of this Agreement including, but not limited to, UCC filing fees and searches, documentation costs, legal expenses, and equipment verification costs are for the account of the debtor.

 4.  MASTER AGREEMENT
     ----------------
     This is a Master Equipment Financing Agreement whereby Schedules may be funded as equipment is delivered. Each Schedule to the Agreement, however, shall cover equipment with a minimum aggregate cost of $50,000.00.
                                                             ---------

 5.  INSTALLMENT PAYMENT AMOUNT
     --------------------------
     The installment payment amount of $37.67 per $1,000.00 of advance payable
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     monthly in advance is based on the current Wall Street Journal prime rate amount of 8.5%. Once a Schedule is funded, however, the installment payment
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     remains fixed for the duration of the term.

 6.  COMMITMENT EXPIRATION DATE
     --------------------------
     The commitment expiration date of January 31, 1998, may be extended ninety

     (90) days upon review by Secured Party of the Debtor's then current financial condition. Debtor agrees to provide Secured Party such financial information and other information Secured Party may reasonably request to evaluate Debtor's financial condition for purposes of granting such extension.


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7.   COMMITMENT FEE DEPOSIT
     ----------------------
     Debtor shall provide Secured Party a $10,000.00  commitment fee deposit,
                                           -----------
     receipt of which is hereby acknowledged. This deposit shall be applied to the advance payments due for the last Schedule funded under this Agreement. Any unapplied balance as of the commitment expiration date may be retained by Secured Party.

8.   MONTHLY FINANCIAL STATEMENTS
     ----------------------------

     Debtor agrees to provide Secured Party the Debtor's internally prepared financial statements on an ongoing basis not later than fifteen (15) days after the close of each month of Debtor's fiscal year. Upon request by Secured Party, Debtor also agrees to provide any other pertinent and reasonable information as Secured Party may deem necessary to evaluate Debtor's future financial condition.

9.   ANNUAL FINANCIAL STATEMENTS
     ---------------------------
     Debtor agrees to provide Secured Party the Debtor's annual financial statements within ninety (90) days of the close of Debtor's fiscal year end.

10.  SCHEDULES
     ---------
     There shall be three (3) Draws to the Agreement covering equipment with a maximum aggregate cost of $1,000,000.00.
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